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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated February 17, 2000 relating to the financial statements and financial statement schedules of Universal Access, Inc., our report dated July 30, 1999 relating to the financial statements of Pacific Crest Networks, Inc., and our report dated October 1, 1999 relating to the financial statements of Stuff Software, Inc., all of of which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Chicago, Illinois
February 18, 2000